CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of PROCEPT BioRobotics Corporation of our report dated March 22, 2022 relating to the financial statements, which appears in PROCEPT BioRobotics Corporation’s Annual Report on Form 10-K for the year end December 31, 2021.

/s/ PricewaterhouseCoopers LLP
San Jose, California
May 6, 2022

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